Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Brookfield Property Partners L.P.’s Registration Statement No. 333-196478 on Form F-3 and Registration Statement No. 333-196622 on Form S-8 of our report dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. and subsidiaries, appearing in this Annual Report on Form 20-F of Brookfield Property Partners L.P.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 16, 2015